Exhibit 10.8(b)

AMENDMENT NO. 1

AMENDMENT NO. 1, dated as of January 5, 2006 (this “Amendment”), to that certain Master Repurchase Agreement, dated as of December 2, 2005 (the “Existing Repurchase Agreement”; as modified hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”), among AAMES CAPITAL CORPORATION (“Aames Capital”), AAMES FUNDING CORPORATION (“Aames Funding”), AAMES INVESTMENT CORPORATION (“Aames Investment”, together with Aames Capital and Aames Funding, collectively, the “Sellers”, each a “Seller”) and MORGAN STANLEY BANK (the “Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

RECITALS

The Sellers and the Buyer are parties to the Existing Repurchase Agreement.

The Sellers and the Buyer have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement shall be modified as set forth in this Amendment.

Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers and the Buyer hereby agree as follows:

SECTION 1.        Amendment. The representation and warranty set forth in clause (t) of Part I to Schedule 1 of the Existing Repurchase Agreement is hereby deleted in its entirety and the following new representation and warranty is inserted in lieu thereof:

“(t)          Origination; Payment Terms.

The Mortgage Loan was originated by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority. The Mortgage Interest Rate is adjusted, with respect to adjustable rate Mortgage Loans, on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin (rounded up or down to the nearest 0.125%), subject to the Mortgage Interest Rate Cap. The Mortgage Note is payable on the first day of each month in equal monthly installments of principal and/or interest, with installments of interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date (and such Mortgage Loan shall at no time prior to the stated maturity date be subject to any negative amortization) over an original term of not more than thirty (30) years from the commencement of amortization, except (i) with respect to installments of interest related to adjustable rate Mortgage Loans and Interest-Only Mortgage Loans, which are subject to change due to adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date or

Interest Only Adjustment Date, as applicable, and (ii) with respect to “30/40” Mortgage Loans, the Mortgage Note is payable in equal monthly installments of principal and interest based upon a 40-year amortization schedule with a “balloon” payment due on the stated maturity date, which is not more than thirty (30) years after commencement of amortization. Except with respect to Interest-Only Mortgage Loans the due date of the first principal payment under the Mortgage Note is no more than sixty (60) calendar days after the date of the Mortgage Note.”

SECTION 2.        Conditions Precedent. This Amendment and its provisions shall become effective on the first date (the “Amendment Effective Date”) on which all of the following conditions precedent shall have been satisfied:

(a)           Delivered Documents. On or before the Amendment Effective Date, the Buyer shall have received all of the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(i)            Amendment. This Amendment, executed and delivered by a duly authorized officer of each of the Sellers and the Buyer; and

(ii)           Other Documents. Such other documents as the Buyer or counsel to the Buyer may reasonably request.

(b)           No Default. On the Amendment Effective Date, (i) each Seller shall be in compliance with all of the terms and provisions set forth in the Existing Repurchase Agreement and the other Repurchase Documents on its part to be observed or performed, (ii) the representations and warranties made and restated by each Seller pursuant to Section 3 of this Amendment shall be true and complete on and as of such date with the same force and effect as if made on and as of such date, and (iii) no Default or Event of Default shall have occurred and be continuing on such date.

SECTION 3.        Representations and Warranties. Each Seller hereby represents and warrants to the Buyer, as of the date hereof and as of the Amendment Effective Date, that it is in compliance with all of the terms and provisions set forth in the Repurchase Documents on its part to be observed or performed and that no Default or Event of Default has occurred or is continuing and each Seller hereby confirms and reaffirms the representations and warranties contained in Section 6 of the Repurchase Agreement.

SECTION 4.        Limited Effect. Except as expressly modified by this Amendment, the Existing Repurchase Agreement and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, that upon the Amendment Effective Date, each reference therein and herein to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment and each reference to the “Repurchase Agreement” in any of the Repurchase Documents shall be deemed to be a reference to the Existing Repurchase Agreement as modified hereby.

SECTION 5.        Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed

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counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 6.        GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SELLERS

AAMES CAPITAL CORPORATION
By:	/s/ Jon D. Van Deuren
Name: Jon D. Van Deuren
Title: Executive Vice President – Finance and
Chief Financial Officer

AAMES FUNDING CORPORATION
By:	/s/ Jon D. Van Deuren
Name: Jon D. Van Deuren
Title: Executive Vice President – Finance and
Chief Financial Officer

AAMES INVESTMENT CORPORATION
By:	/s/ Jon D. Van Deuren
Name: Jon D. Van Deuren
Title: Executive Vice President – Finance and
Chief Financial Officer

BUYER

MORGAN STANLEY BANK

By:	/s/ Deborah P. Goodman
Name: Deborah P. Goodman
Title: VP